Black Hills Corp. Reaffirms 2025 Earnings Guidance and Reports 2025 Second-Quarter Results

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Reaffirms 2025 earnings guidance range of $4.00 to $4.20 per share
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Established Emergency Public Safety Power Shutoff (PSPS) program
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Received approval for new rates at Kansas Gas providing $10.8 million of new annual revenues
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Received CPCN for South Dakota Electric’s 99-megawatt generation project
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Served new all-time peak load of 379 megawatts at Wyoming Electric, reflecting an increase of 21% over the 2024 peak

RAPID CITY, S.D. — July 30, 2025 — Black Hills Corp. (NYSE: BKH) today announced financial results for the second quarter ending June 30, 2025. Operating income, net income available for common stock and earnings per share for the three and six months ended June 30, 2025, compared to the three and six months ended June 30, 2024, were:

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
	(in millions, except per share amounts)
Operating Income	$82.5	$70.6	$287.4	$264.0
Net income available for common stock	$27.5	$22.8	$161.7	$150.6
Earnings per share, Diluted	$0.38	$0.33	$2.24	$2.19

Earnings of $0.38 per share compared to $0.33 per share for the second quarter of 2024 benefited from new rates and rider recovery, and milder weather in the prior year, which were partially offset by higher operating expenses, financing and depreciation costs.

“We delivered strong earnings and achieved key milestones for our regulatory and growth initiatives,” said Linn Evans, president and CEO of Black Hills Corp. “We are maintaining our solid financial credit metrics and executing on our $1 billion capital plan for this year to serve our customers and support our long-term growth strategy. I'm pleased with the relentless focus of our team in advancing our strategy and remaining on track to achieve our 2025 earnings guidance that represents 5% year-over-year growth at the midpoint.

“We are successfully executing on our plan to deliver in the upper half of our long-term 4% to 6% growth target as we complete and advance our pipeline of key regulatory and growth initiatives. Our $350-million Ready Wyoming electric transmission project is on track for completion by year-end 2025, and during the second half of 2026 our $280-million Lange II generation project in South Dakota is planned to be in service. Meta's new data center site is under construction in Wyoming, which will contribute to our forecast of more than 10% of our EPS from data centers by 2028. Additionally, upside potential from data centers, blockchain demand and other organic growth in our service territories will drive transmission and generation investment opportunities further supporting our long-term growth trajectory,” concluded Evans.

SECOND-QUARTER 2025 HIGHLIGHTS AND RECENT UPDATES

Electric Utilities

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In the first half of 2025, Wyoming electric recorded four new all-time peak loads, including an all-time peak of 379 megawatts on June 20, 2025. The peaks represent 19 consecutive years of increasing electric demand in Wyoming and an increase of 21% over the all-time peak in 2024.

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On June 30, the company established its Emergency Public Safety Power Shutoff program across all three of its electric utilities to promote customer safety and mitigate wildfire risk. In establishing the PSPS program, the company engaged with wildfire experts and key stakeholders including customers, community and local agencies, regulators and community leaders.

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During the second quarter, Wyoming Electric continued construction of its 260-mile, $350-million Ready Wyoming electric transmission expansion project. The project is on track to be completed and in service by year-end 2025. The project is expected to maintain long-term cost stability for customers, enhance system resiliency and access to power markets, support local economic growth and facilitate development of Wyoming’s strong wind and solar natural resources.

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On June 10, South Dakota Electric received approval from the Wyoming Public Service Commission for a certificate of public convenience and necessity (CPCN) for the 99-megawatt, $280 million Lange II gas-fired generation project. The new facility is scheduled to begin construction in the third quarter of 2025 and to be in service during the second half of 2026. The addition of these resources will replace generation resources planned for retirement and support updated planning reserve margin requirements.

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During the second quarter, Colorado Electric continued to advance the addition of 350 megawatts of new renewable generation resources in support of its Clean Energy Plan. In 2024, the Colorado Public Utilities Commission approved the addition of a 100-megawatt utility-owned solar project, a 50-megawatt utility-owned battery storage project and a 200-megawatt solar power purchase agreement. On June 12, the company filed a request for a CPCN for the battery storage project and expects a decision by year-end. Negotiations with counterparties for the other two projects are ongoing, which will drive the final cost and timing of projects.

Gas Utilities

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On July 24, Kansas Gas received approval from the Kansas Corporation Commission of a settlement agreement for its rate review request seeking approval to recover approximately $118 million of system investments and increased operations and maintenance costs driven by inflation and operational needs to serve customers. The black box settlement provides approximately $10.8 million of new annual revenue, with new rates effective Aug. 1, 2025. The settlement provides the renewal of the company's safety and integrity rider and allows for a new insurance cost tracker with deferred accounting treatment. It also includes approval for the company to file an abbreviated case during the first quarter of 2026 that includes the addition of capital placed in service through Dec. 31, 2025.

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On May 1, Nebraska Gas filed a rate review request with the Nebraska Public Service Commission seeking approval to recover approximately $453 million of system investments and increased operations and maintenance costs driven by inflation and operational needs to serve customers. The rate review requested $35 million of new annual revenue based on a capital structure of 50.5% equity and 49.5% debt and a return on equity of 10.5%. Interim rates will be effective Aug. 1, 2025 and new final rates in the first quarter of 2026.

Corporate and Other

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On July 22, Black Hills’ board of directors approved a quarterly dividend of $0.676 per share payable on Sept. 2, 2025, to common shareholders of record at the close of business on Aug. 18, 2025. On an annualized basis, the dividend represents 55 consecutive years of increases, the second-longest track record in the electric and natural gas industry.
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On June 2, the company utilized one of two one-year extension options available for its Revolving Credit Facility, extending the maturity to May 31, 2030, with all other terms unchanged.
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During the second quarter, the company issued a total of 0.3 million shares of new common stock for net proceeds of $20 million. Year-to-date, the company has issued a total of 1.1 million shares of new common stock for net proceeds of $65 million.
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During the second quarter, Black Hills published its 2024 Corporate Sustainability Report, highlighting the company's environmental, social and governance impacts and its progress on major projects and climate goals.

2025 EARNINGS GUIDANCE REAFFIRMED

Black Hills reaffirms its guidance for 2025 earnings per share available for common stock to be in the range of $4.00 to $4.20, based on the following assumptions issued on Feb. 5, 2025:

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Normal weather conditions within our utility service territories
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Constructive and timely outcomes of utility regulatory dockets;
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Excludes mark-to-market adjustments;
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No unplanned outages at our generation facilities;
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Compounded annual growth rate of approximately 3.5% for operations and maintenance expense (excludes depreciation and amortization and taxes other than income taxes) off 2023 of $552 million
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Equity issuance between $215 million and $235 million; and
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An effective tax rate of approximately 13% for the full year.

BLACK HILLS CORPORATION

CONSOLIDATED FINANCIAL RESULTS

(Minor differences may result due to rounding)

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
	(in millions, except per share amount)
Revenue	$439.0	$402.6	$1,244.2	$1,129.0

Operating expenses:
Fuel, purchased power and cost of natural gas sold	124.0	107.1	483.8	423.7
Operations and maintenance	147.6	141.7	301.3	275.2
Depreciation and amortization	69.8	66.6	139.0	132.5
Taxes other than income taxes	15.1	16.6	32.7	33.6
Total operating expenses	356.5	332.0	956.8	865.0

Operating income	82.5	70.6	287.4	264.0

Interest expense, net	(48.9)	(42.6)	(100.3)	(86.7)
Other income (expense), net	(0.4)	0.4	0.6	(0.5)
Income tax benefit (expense)	(4.4)	(3.7)	(22.5)	(20.6)
Net income	28.8	24.7	165.2	156.2
Net income attributable to non-controlling interest	(1.3)	(1.9)	(3.5)	(5.6)
Net income available for common stock	$27.5	$22.8	$161.7	$150.6

Weighted average common shares outstanding:
Basic	72.4	69.0	72.0	68.6
Diluted	72.4	69.0	72.1	68.7

Earnings per share:
Earnings Per Share, Basic	$0.38	$0.33	$2.25	$2.20
Earnings Per Share, Diluted	$0.38	$0.33	$2.24	$2.19

CONSOLIDATING INCOME STATEMENTS

(Minor differences may result due to rounding)

	Consolidating Income Statement
Three Months Ended June 30, 2025	Electric Utilities	Gas Utilities	Corporate and Other	Total
	(in millions)
Revenue	$219.9	$223.0	$(3.9)	$439.0

Fuel, purchased power and cost of natural gas sold	55.3	68.9	(0.2)	124.0
Operations and maintenance	69.2	80.1	(1.7)	147.6
Depreciation and amortization	37.5	32.3	-	69.8
Taxes other than income taxes	8.9	6.2	-	15.1
Operating income	$49.0	$35.5	$(2.0)	$82.5

Interest expense, net				(48.9)
Other income (expense), net				(0.4)
Income tax benefit (expense)				(4.4)
Net income				28.8
Net income attributable to non-controlling interest				(1.3)
Net income available for common stock				$27.5

	Consolidating Income Statement
Three Months Ended June 30, 2024	Electric Utilities	Gas Utilities	Corporate and Other	Total
	(in millions)
Revenue	$205.1	$202.0	$(4.5)	$402.6

Fuel, purchased power and cost of natural gas sold	45.9	61.3	(0.1)	107.1
Operations and maintenance	68.1	79.3	(5.7)	141.7
Depreciation and amortization	35.5	31.1	-	66.6
Taxes other than income taxes	9.3	7.3	-	16.6
Operating income	$46.3	$23.0	$1.3	$70.6

Interest expense, net				(42.6)
Other income (expense), net				0.4
Income tax benefit (expense)				(3.7)
Net income				24.7
Net income attributable to non-controlling interest				(1.9)
Net income available for common stock				$22.8

Three Months Ended June 30, 2025, Compared to the Three Months Ended June 30, 2024

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Electric Utilities’ operating income increased $2.7 million primarily due to new rates and rider recovery partially offset by higher operating expenses;
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Gas Utilities’ operating income increased $12.5 million primarily due to new rates and rider recovery driven by the Arkansas Gas and Iowa Gas rate reviews and favorable weather;
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Corporate and Other operating loss increased $3.3 million primarily due to a prior year gain on the sale of a Corporate asset and higher unallocated outside services expenses; and

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Interest expense, net increased $6.3 million primarily due to higher interest rates on long-term debt, higher CP Program borrowings and lower interest income on lower cash and cash equivalents balances.

	Consolidating Income Statement
Six Months Ended June 30, 2025	Electric Utilities	Gas Utilities	Corporate and Other	Total
	(in millions)
Revenue	$456.6	$795.4	$(7.8)	$1,244.2

Fuel, purchased power and cost of natural gas sold	122.5	361.4	(0.1)	483.8
Operations and maintenance	138.0	168.1	(4.8)	301.3
Depreciation and amortization	74.6	64.4	-	139.0
Taxes other than income taxes	18.2	14.5	-	32.7
Operating income	$103.3	$187.0	$(2.9)	$287.4

Interest expense, net				(100.3)
Other income (expense), net				0.6
Income tax benefit (expense)				(22.5)
Net income				165.2
Net income attributable to non-controlling interest				(3.5)
Net income available for common stock				$161.7

	Consolidating Income Statement
Six Months Ended June 30, 2024	Electric Utilities	Gas Utilities	Corporate and Other	Total
	(in millions)
Revenue	$427.3	$710.6	$(8.9)	$1,129.0

Fuel, purchased power and cost of natural gas sold	100.8	323.2	(0.3)	423.7
Operations and maintenance	125.5	157.9	(8.2)	275.2
Depreciation and amortization	70.8	61.5	0.2	132.5
Taxes other than income taxes	19.3	14.3	-	33.6
Operating income	$110.9	$153.7	$(0.6)	$264.0

Interest expense, net				(86.7)
Other income (expense), net				(0.5)
Income tax benefit (expense)				(20.6)
Net income				156.2
Net income attributable to non-controlling interest				(5.6)
Net income available for common stock				$150.6

Six Months Ended June 30, 2025, Compared to the Six Months Ended June 30, 2024

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Electric Utilities’ operating income decreased $7.6 million primarily due to higher operating expenses and current year unplanned generation outages partially offset by new rates and rider recovery;
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Gas Utilities’ operating income increased $33.3 million primarily due to new rates and rider recovery driven by the Arkansas Gas, Iowa Gas and Colorado Gas rate reviews and favorable weather partially offset by higher operating expenses;
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Corporate and Other operating loss increased $2.3 million primarily due to a prior year gain on the sale of a Corporate asset and higher unallocated outside services expenses;
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Interest expense, net increased $13.6 million primarily due to higher interest rates on long-term debt, higher CP Program borrowings and lower interest income on lower cash and cash equivalents balances; and
•
Net income attributable to non-controlling interest decreased $2.1 million due to lower net income from Black Hills Colorado IPP primarily driven by unplanned generation outages.

OPERATING STATISTICS

Electric Utilities

	Revenue				Quantities Sold
	Three Months Ended June 30,		Six Months Ended June 30,		Three Months Ended June 30,		Six Months Ended June 30,
By Customer Class	2025	2024	2025	2024	2025	2024	2025	2024
	(in millions)				(in GWh)
Retail Revenue -
Residential	$54.1	$50.8	$120.5	$113.3	321.0	323.5	727.4	712.3
Commercial	66.9	63.3	135.7	129.2	499.7	506.9	1,016.9	1,018.7
Industrial (a)	49.3	41.7	97.5	85.2	663.9	558.3	1,273.7	1,111.9
Municipal	4.3	4.1	8.8	8.4	34.1	36.1	68.7	70.3
Other Retail	3.5	3.5	6.9	7.0	—	—	—	—
Subtotal Retail Revenue - Electric	178.1	163.4	369.4	343.1	1,518.7	1,424.8	3,086.7	2,913.2
Wholesale	4.2	6.5	11.3	15.0	108.4	158.7	256.2	334.7
Market - off-system sales	10.7	5.5	22.0	12.1	220.0	164.2	393.6	279.8
Transmission	10.1	12.9	22.2	25.5	—	—	—	—
Other (b)	16.8	16.8	31.7	31.6	—	—	—	—
Total Revenue and Quantities Sold	$219.9	$205.1	$456.6	$427.3	$1,847.1	$1,747.7	3,736.5	3,527.7
Other Uses, Losses, or Generation, net (c)					125.4	25.1	219.5	126.9
Total Energy					1,972.5	1,772.8	3,956.0	3,654.6

(a)
The increase in industrial revenues and quantities sold for the three and six months ended June 30, 2025, compared to the same periods in 2024, was primarily driven by Wyoming Electric LPCS Tariff and BCIS Tariff customers.
(b)
Includes Integrated Generation, inter-segment rent, and non-regulated services to our retail customers under the Service Guard Comfort Plan and Tech Services.
(c)
Includes company uses and line losses.

	Revenue				Quantities Sold
	Three Months Ended June 30,		Six Months Ended June 30,		Three Months Ended June 30,		Six Months Ended June 30,
By Business Unit	2025	2024	2025	2024	2025	2024	2025	2024
	(in millions)				(in GWh)
Colorado Electric	$66.3	$64.1	$138.7	$133.8	524.1	585.7	1,056.4	1,141.4
South Dakota Electric	78.0	75.9	164.9	156.5	638.9	591.4	1,320.9	1,212.5
Wyoming Electric	64.8	55.6	131.4	116.4	665.2	549.5	1,311.0	1,124.7
Integrated Generation	10.8	9.5	21.6	20.6	18.9	21.1	48.2	49.1
Total Revenue and Quantities Sold	$219.9	$205.1	$456.6	$427.3	1,847.1	1,747.7	3,736.5	3,527.7

	Three Months Ended June 30,				Six Months Ended June 30,
	2025		2024		2025		2024
Degree Days	Actual	Variance from Normal	Actual	Variance from Normal	Actual	Variance from Normal	Actual	Variance from Normal
Heating Degree Days:
Colorado Electric	623	5%	524	(12)%	3,356	8%	3,031	(7)%
South Dakota Electric	908	(12)%	898	(15)%	4,346	1%	4,032	(10)%
Wyoming Electric	1,085	(5)%	1,040	(10)%	4,225	2%	4,026	(7)%
Combined (a)	815	(5)%	757	(13)%	3,875	4%	3,577	(8)%

Cooling Degree Days:
Colorado Electric	235	(16)%	343	25%	235	(16)%	343	25%
South Dakota Electric	162	41%	114	8%	162	41%	114	8%
Wyoming Electric	60	(24)%	118	75%	60	(24)%	118	75%
Combined (a)	174	(4)%	219	25%	174	(4)%	219	25%

(a)
Degree days are calculated based on a weighted average of total customers by state.

	Three Months Ended June 30,		Six Months Ended June 30,
Contracted generating facilities Availability(a) by fuel type	2025	2024	2025	2024
Coal	79.4%	75.5%	82.7%	85.6%
Natural gas and diesel oil	93.2%	91.6%	92.4%	94.1%
Wind	78.6%	92.1%	82.4%	91.2%
Total Availability (b)	87.2%	87.1%	88.1%	91.3%

Wind Capacity Factor (a)	31.1%	36.9%	35.5%	38.4%

(a)
Availability and Wind Capacity Factor are calculated using a weighted average based on capacity of our generating fleet.
(b)
2025 included unplanned outages at Wygen III, Pueblo Airport Generation #4-5, and Busch Ranch I and II. 2024 includes unplanned outages at Wygen I and Pueblo Airport Generation #4-5.

OPERATING STATISTICS (continued)

Gas Utilities

	Revenue				Quantities Sold and Transported
	Three Months Ended June 30,		Six Months Ended June 30,		Three Months Ended June 30,		Six Months Ended June 30,
By Customer Class	2025	2024	2025	2024	2025	2024	2025	2024
	(in millions)				(Dth in millions)
Retail Revenue -
Residential	$113.3	$102.6	$457.4	$400.4	7.2	6.9	37.9	34.7
Commercial	42.0	38.2	176.3	156.7	4.0	3.9	18.0	16.9
Industrial	6.4	5.8	13.0	10.9	1.4	1.8	2.4	2.7
Other Retail (a)	6.9	6.4	21.6	22.4	—	—	—	—
Subtotal Retail Revenue - Gas	168.6	153.0	668.3	590.4	12.6	12.6	58.3	54.3
Transportation	42.1	36.0	99.8	87.6	36.2	34.5	86.7	81.2
Other (b)	12.3	13.0	27.3	32.6	—	—	—	—
Total Revenue and Quantities Sold	$223.0	$202.0	$795.4	$710.6	48.8	47.1	145.0	135.5

(a)
Includes Black Hills Energy Services revenue under the Choice Gas Program.
(b)
Includes inter-segment rent and non-regulated services under the Service Guard Comfort Plan, Tech Services, and HomeServe.

	Revenue				Quantities Sold and Transported
	Three Months Ended June 30,		Six Months Ended June 30,		Three Months Ended June 30,		Six Months Ended June 30,
By Business Unit	2025	2024	2025	2024	2025	2024	2025	2024
	(in millions)				(Dth in millions)
Arkansas Gas	$40.7	$31.2	$165.5	$141.8	5.3	5.0	18.5	17.0
Colorado Gas	39.0	42.3	154.8	160.0	5.2	5.1	18.4	18.0
Iowa Gas	30.1	27.6	116.9	89.4	6.9	7.1	22.1	20.6
Kansas Gas	25.1	20.9	91.2	71.2	7.6	7.9	19.3	17.6
Nebraska Gas	57.9	50.4	188.1	164.7	16.4	14.5	46.1	41.6
Wyoming Gas	30.2	29.6	78.9	83.5	7.4	7.5	20.6	20.7
Total Revenue and Quantities Sold	$223.0	$202.0	$795.4	$710.6	48.8	47.1	145.0	135.5

	Three Months Ended June 30,				Six Months Ended June 30,
	2025		2024		2025		2024
Heating Degree Days	Actual	Variance from Normal	Actual	Variance from Normal	Actual	Variance from Normal	Actual	Variance from Normal
Arkansas Gas (a)	193	(33)%	144	(54)%	2,150	(2)%	1,916	(17)%
Colorado Gas	822	(5)%	790	(9)%	3,659	---	3,533	(5)%
Iowa Gas	640	(5)%	507	(27)%	3,928	(1)%	3,405	(18)%
Kansas Gas (a)	367	(9)%	266	(37)%	2,983	7%	2,557	(11)%
Nebraska Gas	553	(9)%	457	(26)%	3,592	---	3,259	(12)%
Wyoming Gas	1,110	(7)%	1,096	(9)%	4,433	1%	4,252	(5)%
Combined (b)	658	(8)%	587	(20)%	3,740	---	3,452	(10)%

(a)
Arkansas Gas and Kansas Gas have weather normalization mechanisms that mitigate the weather impact on revenue.
(b)
The combined heating degree days are calculated based on a weighted average of total customers by state excluding Kansas Gas due to its weather normalization mechanism. Arkansas Gas is partially excluded based on the weather normalization mechanism in effect from November through April.

CONFERENCE CALL AND WEBCAST

Black Hills will host a live conference call and webcast at 11 a.m. EDT on Thursday, July 31, 2025, to discuss the company's financial results.

To participate by phone and ask a question during the live broadcast, participants can access the event directly at Black Hills Corp. Conference Q&A. Please allow at least five minutes to register. Upon registration, dial-in information will be provided, including a personal identification number.

To access a listen-only webcast and view presentation slides, please register at Black Hills Corp. Webcast. At the conclusion of the call, a replay of the broadcast will be available at this link and at Black Hills’ investor relations website for up to one year.

ABOUT BLACK HILLS CORP.

Black Hills Corp. (NYSE: BKH) is a customer-focused, growth-oriented utility company with a tradition of improving life with energy and a vision to be the energy partner of choice. Based in Rapid City, South Dakota, the company serves 1.35 million natural gas and electric utility customers in eight states: Arkansas, Colorado, Iowa, Kansas, Montana, Nebraska, South Dakota and Wyoming. More information is available at www.blackhillscorp.com, www.blackhillscorp.com/corporateresponsibility and www.blackhillsenergy.com.

CAUTION REGARDING FORWARD-LOOKING STATEMENTS

This press release includes “forward-looking statements” as defined by the Securities and Exchange Commission. We make these forward-looking statements in reliance on the safe harbor protections provided under the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical facts, included in this press release that address activities, events or developments that we expect, believe or anticipate will or may occur in the future are forward-looking statements. This includes, without limitations, our 2025 earnings guidance and long-term growth target. These forward-looking statements are based on assumptions which we believe are reasonable based on current expectations and projections about future events and industry conditions and trends affecting our business. However, whether actual results and developments will conform to our expectations and predictions is subject to a number of risks and uncertainties that, among other things, could cause actual results to differ materially from those contained in the forward-looking statements, including without limitation, the risk factors described in Item 1A of Part I of our 2024 Annual Report on Form 10-K and other reports that we file with the SEC from time to time, and the following:

•
The accuracy of our assumptions on which our earnings guidance and long-term growth target is based;
•
Our ability to obtain adequate cost recovery for our utility operations through regulatory proceedings and favorable rulings on periodic applications to recover costs for capital additions, plant retirements and decommissioning, fuel, transmission, purchased power, and other operating costs and the timing in which new rates would go into effect;
•
Our ability to complete our capital program in a cost-effective and timely manner;
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Our ability to execute on our strategy;
•
Our ability to successfully execute our financing plans;
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The effects of changing interest rates;
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Our ability to achieve our greenhouse gas emissions intensity reduction goals;
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The impact of future governmental regulation;
•
Our ability to overcome the impacts of supply chain disruptions on availability and cost of materials;
•
The effects of inflation, tariffs and volatile energy prices;
•
Our ability to obtain sufficient insurance coverage at reasonable costs and whether such coverage will protect us against significant losses; and
•
Other factors discussed from time to time in our filings with the SEC.

New factors that could cause actual results to differ materially from those described in forward-looking statements emerge from time-to-time, and it is not possible for us to predict all such factors, or the extent to which any such factor or combination of factors may cause actual results to differ from those contained in any forward-looking statement. We assume no obligation to update publicly any such forward-looking statements, whether as a result of new information, future events or otherwise.

Investor Relations:
Sal Diaz
Phone	605-399-5079
Email	investorrelations@blackhillscorp.com

Media Contact:
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